UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

HYPERSCALE DATA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF STOCKHOLDERS

ORIGINALLY HELD ON MARCH 18, 2026 AND ADJOURNED

The following Notice of Change of Location, Date and Time of Special Meeting of Stockholders (this “Notice”) supplements and relates to the original Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) of Hyperscale Data Inc. (the “Company”), dated March 3, 2026, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders originally be held on Wednesday, March 18, 2026 and adjourned. This Notice is being filed with the Securities and Exchange Commission on March 18, 2026 and is being mailed to stockholders on or about March 19, 2026.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION, DATE AND TIME

OF SPECIAL MEETING OF STOCKHOLDERS

ORIGINALLY HELD ON MARCH 18, 2026 AND ADJOURNED

To the Stockholders of Hyperscale Data, Inc.

NOTICE IS HEREBY GIVEN that the location, date and time of the Special Meeting of Stockholders (the “Special Meeting”) of Hyperscale Data, Inc. (the “Company”) has been adjourned to Friday, April 10, 2026 at 9:00 A.M. Pacific Time. The Special Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Special Meeting in person.

To access the virtual meeting please click the Virtual Stockholder Meeting link: meetnow.global/M6H69J. To login to the virtual meeting you have two options: Join as a “Guest” or Join as a “Stockholder.” If you join as a “Stockholder” you will be required to have a control number.

As described in the proxy materials for the Special Meeting that were previously distributed which are available at the SEC’s website at sec.gov/Archives/edgar/data/896493/000121465926002737/j33261def14a.htm, you are entitled to vote on the proposals before the stockholders at the Special Meeting if you were a stockholder as of the close of business on January 22, 2026, the record date. This Notice of Change of Location, Date and Time of Special Meeting of Stockholders are available on the Internet at www.envisionreports.com/GPUS for registered holders and http://www.edocumentview.com/ GPUS for street holders. To vote on or before the Special Meeting, you must have your control number shown on the proxy card accompanying the Proxy Statement. Details regarding logging onto and attending the Special Meeting over the website and the business to be conducted are described in the Proxy Card included with the Proxy Statement. Proxies submitted electronically or by telephone must be received by 11:59 pm PT on April 9, 2026. Proxies submitted by mail should be received before 9:00 a.m. PT on April 10, 2026.

You may vote during the Special Meeting by following the instructions available on the Special Meeting website. Whether or not you plan to attend the Special Meeting virtually, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, we hope you will vote as soon as possible by either (1) mailing your completed and signed proxy card(s) to Hyperscale Data, Inc., 11411 Southern Highlands Pkwy, Suite 190, Las Vegas, NV 89141, Attention: Corporate Secretary, (2) calling the toll-free number printed on your proxy card(s) and following the recorded instructions or (3) visiting the website indicated on your proxy card(s) and following the on-line instructions. You may revoke a previously submitted proxy at any time prior to the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting at the Special Meeting.

By Order of the Board of Directors,

/s/ Milton C. Ault, III
Milton C. Ault, III
Executive Chairman of the Board

March 18, 2026